                                                                    EXHIBIT 10.1

                                    AGREEMENT

     THIS AGREEMENT is being executed effective as of the 18th day of September, 2005, by and between TBC CORPORATION (the "Company") and LAWRENCE C. DAY (the "Executive"), under the following circumstances:

          A. The Company and the Executive are parties to an Executive Employment Agreement, as amended and restated effective September 1, 2002 (the "Employment Agreement"). Among other things, the Employment Agreement provides certain benefits to the Executive in the event that his employment is terminated following a Change in Control of the Company (as defined therein).

          B. As required by the Employment Agreement, the Company established a trust for the benefit of the Executive with First Tennessee Bank National Association (the "Trustee") pursuant to the terms of a Trust Agreement, dated April 1, 1998 (the "Rabbi Trust"). Under the Rabbi Trust, the Company is obligated to deposit with the Trustee, upon the earlier of the occurrence of a Change of Control or a Potential Change of Control, as defined in the Rabbi Trust, amounts which would become payable to the Executive upon his termination of employment following a Change of Control of the Company.

          C. The Company expects to enter into a Merger Agreement (the "Merger Agreement") with Sumitomo Corporation of America ("Parent") and its wholly-owned subsidiary. For purposes of the Rabbi Trust, the execution of the Merger Agreement will constitute a Potential Change of Control, and for purposes of the Employment Agreement and the Rabbi Trust, a Change in Control will occur upon consummation of the transactions contemplated by the Merger Agreement.

          D. The Parent has requested that the Executive agree, upon the terms and conditions hereinafter set forth, (i) to waive the requirement that the Company fund the Rabbi Trust upon either the Potential Change of Control which will occur when the Merger Agreement is executed or the Change in Control which will occur upon consummation of the transactions contemplated by the Merger Agreement; and (ii) effective only upon the Effective Time (as defined in the Merger Agreement), to waive certain of the Executive's rights and benefits under the Employment Agreement and make certain other changes to the Employment Agreement.

          E. Parent has advised the Executive and the Company that Parent will not execute the Merger Agreement without the execution of this Agreement by the Executive and the Company, and it is contemplated that this Agreement will be executed immediately prior to the execution of the Merger Agreement.

     NOW, THEREFORE, in consideration of and reliance upon the mutual promises hereinafter set forth and the Guarantee appended to the end of this Agreement, the parties hereby agree as follows:

     1. Notwithstanding the provisions of the Rabbi Trust, (a) the execution of the Merger Agreement and the consummation of the transactions contemplated thereby shall not constitute a Potential Change of Control or a Change of Control, as such terms are used in the Rabbi Trust; and (b) the Company shall not be obligated to make, and shall not make, any contribution to the Trust pursuant to Section 5.2 or 5.3 thereof as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby. The Company shall take all necessary steps to cause the Trustee to provide its agreement to the foregoing waiver of the provisions of the Rabbi Trust.

     2. Contemporaneously with the Effective Time, the first paragraph of
Section 6.E. of the Employment Agreement shall be revised to read as follows:

          "If during the period of three (3) years following the Effective Time (as defined in the Merger Agreement relating to the Company, dated September 18, 2005), the Executive resigns for Good Reason or is discharged by the Company (except for termination pursuant to the provisions of clause
     (i) of Section 6.C. above), the following shall be applicable, subject to the limitations of Section 17:"

     3. Contemporaneously with the Effective Time, the following provision shall be added to the Employment Agreement as Section 6.E.8:

          "8. As used herein, "Good Reason" means that (i) the Company reduces the annual base salary or bonus opportunities (exclusive of stock options or restricted shares) of the Executive, or significantly reduces the job responsibilities of the Executive, in either case for reasons other than for those described in clause (i) of Section 6.C. above, provided that the Executive gives the Company notice of the circumstances constituting any such reduction within 120 days after its occurrence and the Company fails to cure the same within 45 days after its receipt of such notice; (ii) the Company requires the Executive to relocate his place of business from its current location to another city which is more than 50 miles from the current location, provided that the Executive, within 45 days after being advised of the relocation, gives the Company notice that he declines to relocate, and the Company fails to rescind the relocation within 45 days after its receipt of such notice; or (iii) the Company otherwise breaches or fails to perform its respective obligations under this Agreement, provided that the Executive gives the Company notice of the circumstances constituting such breach or failure within 45 days after its occurrence and the Company fails to remedy the same within 45 days after its receipt of such notice."

     4. Contemporaneously with the Effective Time, the following provision shall be added as Section 17 to the Employment Agreement:

          "Section 17. Section 409A Limitations. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts payable or benefits provided hereunder in a taxable year that is prior to the taxable year or years in which such amounts or benefits would otherwise actually be distributed, provided, or otherwise made available to the Executive. This Agreement shall be construed, administered, and governed in a manner consistent with this intent. Any provision that would cause any amount payable or benefit provided under this Agreement to be includible in the gross income of the Executive under Section 409A(a)(1) of the Code shall have no force and effect. In particular, to the extent the Executive becomes entitled to receive a payment or a benefit upon an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, such payment or benefit will be made or provided to the Executive on the Executive's "separation from service" with the Company (within the meaning of Section 409A of the Code); provided, however, that if the Executive is a "specified employee" (within the meaning of Section 409A of the Code), the amount payable pursuant to Sections 6.D. and 6.E. of this Agreement shall either (i) be revised so that the aggregate amount payable for the first six months following the Executive's separation from service shall be paid in the month of separation from service and any balance shall be paid monthly commencing on the first day of the seventh month following separation from service and on the first day of each month thereafter until paid in full or (ii) if the approach under clause (i) of this Section 17 is not permitted by Section 409A of the Code, then such payments shall commence on the date which is six months after the date of the Executive's separation from service with the Company and the amount payable on such day shall be the aggregate of six months of the total amount payable and any balance shall be payable on the first day of each month thereafter until paid in full. Any reference in this Plan to Section 409A of the Code shall also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service."

     5. In the event that the Effective Time fails to occur for any reason whatsoever, Paragraphs 2, 3, and 4 of this Agreement shall be null and void and of no force and effect.

                            [signature page follows]


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
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

TBC CORPORATION


By /S/ MARVIN E. BRUCE                  /S/ LAWRENCE C. DAY
   ----------------------------------   ---------------------------------------
   Marvin E. Bruce,                     LAWRENCE C. DAY
   Chairman of the Board

                          ACKNOWLEDGMENT AND AGREEMENT

     As the Trustee of the Rabbi Trust referred to in the foregoing Agreement and in accordance with the provisions of Paragraph 1 thereof, the undersigned hereby (i) acknowledges the agreements made by the Executive and the Company in Paragraph 1 of the foregoing Agreement, and (ii) agrees to the waiver of the funding of the Rabbi Trust upon and subject to the provisions of Paragraph 1 of the foregoing Agreement.

     IN WITNESS WHEREOF, the undersigned, in its capacity as Trustee, has executed this Acknowledgment and Agreement effective as of the 18th day of September, 2005.

                                        FIRST TENNESSEE BANK
                                        NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                    GUARANTEE

     IN CONSIDERATION OF the Executive's execution of the foregoing Agreement, the undersigned agree as follows: (i) contemporaneously with the Effective Time, the undersigned shall cause the Surviving Corporation (as defined in the Merger Agreement) to assume and agree to perform the Employment Agreement in the same manner and to the same extent as the Company would be required to perform it if the transactions contemplated by the Merger Agreement had not taken place; and
(ii) contemporaneously with the Effective Time, the undersigned shall be deemed to have jointly and severally guaranteed to the Executive the full and complete performance by the Surviving Corporation of its obligations to the Executive under the Employment Agreement.

     THE UNDERSIGNED FURTHER AGREE that the provisions set forth in the preceding paragraph shall be effective automatically at the Effective Time and shall not require the execution of any further guarantee or other agreement by the Surviving Corporation or either of the undersigned.

     IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the 18th day of September, 2005.

                                        SUMITOMO CORPORATION OF AMERICA


                                        By /S/ HIROHIKO IMURA
                                           -------------------------------------
                                        Name: Hirohiko Imura
                                        Title: Senior Vice President


                                        SUMITOMO CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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